UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

UR-ENERGY INC.

(Exact name of registrant as specified in its charter)

Canada	001- 33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock	URG	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 31, 2020, Ur-Energy Inc. (the “Company”) entered into a Securities Purchase Agreement with certain institutional investors (the “Securities Purchase Agreement”), providing for the issuance and sale by the Company in a registered direct offering (the “Offering”) of 9,000,000 of the Company’s common shares, no par value per share (the “Shares”), and accompanying one-half common share warrants to purchase an aggregate of 4,500,000 common shares (the “Warrants” together with the Shares, the “Securities”), at a combined public offering price of $0.52 per unit. Each whole Warrant is exercisable for one common share at an exercise price of $0.75 per share and will expire two years from the date of issuance.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-238324) previously filed with the Securities and Exchange Commission (the “SEC”) and a prospectus supplement thereto filed with the SEC on July 31, 2020.

The Securities Purchase Agreement contains customary representation, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including liabilities arising under the Securities Act of 1933, as amended, and termination provisions. The Securities Purchase Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Cantor Fitzgerald & Co. (“Cantor”) acted as the sole placement agent in connection with the Offering. Cantor agreed to use its reasonable best efforts to arrange for the sale of the Securities. Cantor was paid a cash fee equal to five percent (5%) of the aggregate gross proceeds received by the Company from the sale of the Securities at the closing of the Offering and was reimbursed for its customary expenses.

The Company intends to use the proceeds from the Offering for working capital requirements and general corporate purposes.

The Offering closed on August 4, 2020.

Item 9.01	Financial Statements and Exhibits.

The foregoing descriptions of the Securities Purchase Agreement and Warrants are not complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and the Form of Warrant, copies of which are attached as Exhibit 10.1 and Exhibit 4.1 hereto and incorporated herein by reference.

(d)       Exhibits

Exhibit No.	Description
4.1	Form of Warrant

5.1	Opinion of Fasken Martineau DuMoulin LLP

5.2	Opinion of Davis Graham & Stubbs LLP

10.1	Form of Securities Purchase Agreement, dated July 31, 2020, among Ur-Energy Inc. and the purchasers named therein

23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1).

23.2	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2020

Ur-Energy Inc.

By:	/s/ Penne A. Goplerud

Name: Penne A. Goplerud
Title: Corporate Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant

5.1	Opinion of Fasken Martineau DuMoulin LLP

5.2	Opinion of Davis Graham & Stubbs LLP

10.1	Form of Securities Purchase Agreement, dated July 31, 2020, among Ur-Energy Inc. and the purchasers named therein

23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1).

23.2	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.2)